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                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and the related Prospectus of Advanced Communications Group, Inc. for the registration of $.0001 par value common stock and to the use therein of our independent auditors' report dated February 23, 1996, with respect to the financial statements of KIN Network, Inc. for the years ended December 31, 1995 and 1994, filed with the Securities and Exchange Commission.

KENNEDY AND COE, LLC
Salina, Kansas
February 10, 1998